Exhibit 10.12

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Composite Version as amended

through Amendment 6

SERVICING AGREEMENT

Dated as of November 25, 2014

by and between

GREENSKY, LLC

and

REGIONS BANK

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SERVICING AGREEMENT

THIS SERVICING AGREEMENT (the “Servicing Agreement”) dated as of November 25, 2014 (the “Effective Date”), by and between GREENSKY, LLC, f/k/a GREENSKY TRADE CREDIT, LLC, a Georgia limited liability company (“Servicer”) and REGIONS BANK, an Alabama chartered commercial bank (“Lender”), as amended December 21, 2015; February 14, 2017; June 29, 2017; and September 29, 2017. As used herein, “Party” shall mean Servicer or Lender, as applicable, and “Parties” shall mean both Servicer and Lender.

W I T N E S S E T H:

WHEREAS, Servicer and Lender have entered into a Loan Origination Agreement (as may be amended, the “Origination Agreement”); and

WHEREAS, Lender and Servicer have agreed that Servicer perform certain servicing with respect to the Loans and Servicer is willing to service the Loans;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between Servicer and Lender as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Capitalized terms used herein or in any certificate or document made or delivered pursuant hereto shall have the following meanings:

“Audit” has the meaning set forth in Section 2.08.

“Audited Items” has the meaning set forth in Section 2.08.

“[*****].

“Bank Margin” shall mean, [*****].

“[*****].

“Business Group Executive” has the meaning set forth in Section 7.17(b).

“CISO” has the meaning set forth in Section 2.12.

“Code” has the meaning set forth in Section 5.01(d).

“Collections” shall mean all cash, checks, notes, instruments and other items of payment.

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“Complaint Tracking Procedures” has the meaning set forth in Section 2.05.

“Complaints” has the meaning set forth in Section 2.05.

“Default” shall mean (i) any breach or violation of, default under, contravention of, or conflict with this Servicing Agreement or any representation, warranty or covenant owed by either Party hereunder, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, this Servicing Agreement or any Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, this Servicing Agreement or any Law, Order, or Permit.

“Effective Date” shall have the meaning set forth in the Recitals hereto.

“[*****].

“[*****].

“Essential Daily Functions” has the meaning set forth in Section 2.09.

“FACT Act” has the meaning set forth in Section 2.13.

“Force Majeure” has the meaning set forth in Section 6.03(a).

“Governmental Requirements” means, collectively, all federal and state statutes, codes, ordinances, laws, and regulations that may apply to Servicer or Lender either now or in the future relating to the Servicing of the Loans, including, but not limited to, applicable federal, state and local consumer protection laws, the federal Equal Credit Protection Act, the federal Truth in Lending Act, the federal Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Telephone Consumer Protection Act, and the Fair and Accurate Credit Transactions Act of 2003, the Bank Service Company Act, and privacy and anti-money laundering laws, and all regulations, rules, orders, guidance, directives, interpretations and decrees of any Governmental Authority.

“GreenSky® Program” shall mean Servicer’s program of providing certain services and a technology platform to lenders in connection with lenders originating consumer loans, primarily through a network of Program Dealers, which program is administered by Servicer on behalf of and as agent for federally-insured, federal and state chartered lenders participating in the GreenSky® Program.

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“GreenSky® Program ACH Account” shall mean the payment clearing custodial account established and maintained by Servicer for the benefit of the lenders in the GreenSky® Program, at Fifth Third Bank or such other bank selected by Servicer and reasonably acceptable to Lender, for the purposes of receiving electronic payments made on loans pursuant to the Automatic Clearinghouse payment system.

“GreenSky® Program Payment Clearing Account” shall mean the payment clearing custodial account established and maintained by Servicer for the benefit of the lenders in the GreenSky® Program, at the Lockbox Bank or such other bank selected by Servicer and reasonably acceptable to Lender, for the purposes of (a) receiving funds from the GreenSky® Program ACH Account for disbursement to Lender’s Designated Account and other GreenSky® Program lenders’ accounts, as applicable, and (b) holding payments from borrowers that initially are unable to be attributed to a Loan and disburse such funds to Lender’s designated Account and other GreenSky® Program lenders’ designated accounts after identification, as applicable.

“[*****].

“Indemnified Parties” shall have the meaning set forth in Section 7.13.

“Indemnifying Party” shall have the meaning set forth in Section 7.13.

“Industry Practices” shall mean practices that are no less than the standard practices followed by regulated financial institutions in the United States in connection with the origination and servicing of closed-end consumer loans.

“Law” shall mean any code, law (including common law), ordinance, regulation, reporting, registration, notification or licensing requirement, rule, or statute applicable to Servicer and Lender, including those promulgated, interpreted or enforced by any Governmental Authority, including, without limitation, the Gramm-Leach-Bliley Act.

“Lender’s Designated Account” shall mean, upon the mutual agreement of Lender and Servicer, either a custodial account established and maintained by Servicer for the benefit of Lender or an account established and maintained by Lender, at Wells Fargo Bank or such other bank selected by Servicer and reasonably acceptable to Lender, for the purposes of receiving Borrower payments from the Lockbox and Borrower ACH payments from the GreenSky® Program Payment Clearing Account.

“Loan” or “Loans” shall mean any promissory note originated by Lender pursuant to the Origination Agreement and any promissory note purchased by Lender from Servicer pursuant to the Purchase and Sale Agreement dated as of June 29, 2017.

“Lockbox” shall mean the address or post office box of the Lockbox Bank which is associated with Lender’s Designated Account and accounts for other lenders participating in the

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GreenSky® Program and to which Borrowers are instructed to remit check payments on the Loans or such other address or post office box as may be established for such purpose in connection with this Servicing Agreement.

“Lockbox Bank” shall mean a financial institution selected by Lender (including Lender acting in such capacity) and identified in Schedule B hereto.

“Marks” has the meaning set forth in Section 5.01(g).

“Monthly Accounting” shall have the meaning set forth in Section 3.01(a).

“Officer’s Certificate” shall mean, unless otherwise specified in this Servicing Agreement, a certificate signed by the President, any Vice President or Chief Financial Officer of Lender or Servicer, as the case may be, or by the President, any Vice President or the Chief Financial Officer of a Successor Servicer.

“Origination Agreement” shall have the meaning set forth in the Recitals.

“Outstanding Balance” shall mean, as of any specified date, the face value of a Loan originated by Lender plus the amount of any interest, fees or other amounts due under or with respect to such Loan minus any payments, credits, or other amounts credited against such Loan, all as contemplated by this Servicing Agreement.

“Payment Date” shall mean the seventh calendar day of each month, but if such calendar day is not a business day, then the first business day after the seventh calendar day of the month.

“Performance Fee” shall have the meaning set forth in Section 3.01(b).

“Permit” shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any person is a party or that is or may be binding upon or inure to the benefit of any person or its securities, assets, or business.

“Promotional Loans” shall mean Loans during the first 12 months following the first transaction.

“Portfolio Credit Losses” shall mean, for each calendar month, an amount equal to the Outstanding Balance of all Loans that become past due by 90 or more days during such month. For purposes of this definition, Outstanding Balance shall not include fees.

“[*****].

“Portfolio Shortfall” shall have the meaning set forth in Section 3.01(c).

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“Principal Balance” shall mean, as of any specified date, the face value of a Loan originated by Lender minus any payments, credit or other amounts credited against such face value, all as contemplated by this Servicing Agreement.

“Program Agreements” shall mean the GreenSky Installment Loan Program Agreement by and between Servicer and THD At-Home Services, Inc. entered into as of August 21, 2009, as heretofore and hereafter amended, Dealer Program Agreements and such other agreements as may be agreed to by Servicer and Lender.

“Rate” shall mean [*****].

“Regulatory Agencies” has the meaning set forth in Section 2.08.

“Relationship Manager” has the meaning set forth in Section 7.17(b).

“Reset Date” shall have the meaning set forth in Section 3.02.

“Servicer Default” shall have the meaning set forth in Section 4.01.

“Service Transfer” shall have the meaning set forth in Section 4.01(d).

“Servicing” shall have the meaning set forth in Section 2.01(b).

“Servicing Fee” shall have the meaning set forth in Section 3.01(g).

“Servicing Reports” shall have the meaning set forth in Schedule A attached hereto.

“Subcontractor” shall mean any person that provides a material service to Servicer in connection with the offering, provision, origination or servicing of any Loan.

“Substitute Service” has the meaning set forth in Section 6.03(b).

“Successor Servicer” shall have the meaning set forth in Section 4.02(a).

“Termination Notice” shall have the meaning set forth in Section 4.01(d).

“[*****].

Section 1.02 Other Definitional Provisions.

(a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

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(b) All capitalized terms used here herein and not otherwise defined herein shall have meanings ascribed to them in the Origination Agreement.

(c) The words “hereof,” “herein” and “hereunder” and any words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; and Section, Subsection and Schedule references contained in this Servicing Agreement are references to Sections, Subsections and Schedules in or to this Servicing Agreement unless otherwise specified.

ARTICLE II

ADMINISTRATION AND SERVICING OF LOANS

Section 2.01 Servicing.

(a) Lender hereby appoints Servicer to service the Loans as provided herein.

(b) Servicer agrees to service the Loans in accordance and compliance with all applicable Laws and Governmental Requirements and customary industry servicing practices of prudent lending institutions that service loans of the same type as the Loans, which shall include, but not be limited to, account opening, transaction processing, customer service, statement generation, reporting, billing, repayment disbursements, management, administration, collection, and customer service, in accordance, where applicable, with (i) the criteria set forth in this Servicing Agreement, as it may be amended from time to time, and on Schedule A annexed hereto, and (ii) the terms of the Origination Agreement, as it may be amended from time to time, and any schedules thereto (“Servicing”). Servicer further agrees to provide such other services as Lender and Servicer determine are customary and reasonable in connection with the servicing of the Loans, as provided for herein. Notwithstanding the foregoing, Servicer shall not be obligated to institute collection litigation.

(c) Servicer agrees to timely deliver to Lender the financial reports with respect to the Loans as are set forth on Schedule A annexed hereto.

(d) Servicer shall have full power and authority to do any and all things in connection with such Servicing that it may reasonably deem necessary or desirable for the benefit of Lender. Notwithstanding the foregoing, on Loans less than 90 days past due, Servicer shall not, without the prior approval of Lender, (i) modify the terms of the Loans, including, but not limited to, interest rate and maturity date, or (ii) waive Borrower payment delinquencies. In addition, if the Monthly Accounting is not positive, Servicer shall not (i) modify the terms of the Loans or (ii) waive Borrower payment delinquencies. Otherwise, on Loans greater than or equal to 90 days past due, Servicer may, without the prior approval of Lender (i) modify the terms of the Loans, including, but not limited to, interest rate and maturity date and (ii) waive Borrower payment delinquencies. Servicer and Lender agree that Servicer’s modification of the terms of a Loan or

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waiver of Borrower payment delinquencies pursuant to this Section 2.01(d) shall have no effect upon the treatment of the Outstanding Balance of such Loan as a Portfolio Credit Loss.

(e) Without limiting the generality of the foregoing, Servicer agrees: (i) to timely invoice each Borrower for all payments required to be paid by such Borrower in such manner and to the same extent as Servicer does with respect to similar loans held for its own account or would be expected to do if it held such loans for its own account; (ii) to instruct each Borrower to remit such payments due by such Borrower as follows: (A) to the extent such payments are made by wire transfer, ACH or direct deposit, to remit such payments to the GreenSky® Program ACH Account (and Servicer shall cause such payments to be swept to the GreenSky® Program Payment Clearing Account and then transferred and posted to Lender’s Designated Account within two (2) business days after receiving payment), and (B) to the extent such payments are made by check, cash or other means, to remit such payments to the Lockbox (and Servicer shall cause such payments to be swept and posted to Lender’s Designated Account within two (2) business days after such payments are received in the Lockbox); (iii) to deposit into Lender’s Designated Account any payment received by Servicer directly from a Borrower with respect to any Loan within two (2) business days of receiving such payments from a Borrower; and (iv) maintain with respect to each Loan, complete and accurate records in the same form and to the same extent as Servicer does with respect to contracts held for its own account or would be expected to do if it held such contracts for its own account. Notwithstanding the foregoing, if any amounts that are received in the Lockbox or the GreenSky® Program ACH Account or that are received directly by Servicer are not accompanied by a payment coupon or otherwise are unidentifiable, Servicer may initially deposit such amounts in the GreenSky® Program Payment Clearing Account and shall forward such amounts, or direct such amounts to be forwarded (as applicable), to Lender’s Designated Account as soon thereafter as practicable after they are identified as being attributable to a Loan. All payments received by Servicer from a Borrower are received on behalf of Lender for immediate credit to Borrower’s loan account.

(f) Lender owns and shall have access to all Borrower records including, but not limited to, Loan documents, at such time and in such manner as shall be requested by Lender subject to the reasonable approval of Servicer. Notwithstanding anything herein to the contrary, since the Loans are at all times the sole property of Lender, Lender shall have the unconditional right, at any time and from time to time, to take possession of the original Loan documents, other original evidence of the debt owed by any Borrower, the servicing file related to each Loan and all other documents in Servicer’s possession related to each Loan, and Servicer shall promptly deliver the same to Lender on Lender’s request.

(g) Unless prohibited by Law, a Program Agreement or other agreement related to a Borrower, Servicer and Lender may solicit Borrowers for new products and services; provided that, Servicer is prohibited from soliciting, marketing or otherwise communicating with or encouraging any Borrower to refinance any Loan with anyone other than Lender and as specifically approved by Lender. Servicer also shall not solicit, induce, or attempt to induce any of Lender’s customers or prospective customers to cease doing business in whole or in part with or through Lender, nor shall Servicer otherwise interfere with the contractual or business relations between

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or among Lender and its customers, it being agreed that the solicitation of Borrowers for new products and services, including new loans that are not, to the Best of Servicer’s Knowledge, specifically for the purpose of refinancing a Loan, that may be furnished by others shall not violate the foregoing limitations.

Section 2.02 Books and Records. Servicer will maintain, in accordance with generally accepted accounting principles, true, complete and accurate accounting records related to its performance of the services provided to Lender pursuant to this Servicing Agreement and the Origination Agreement. Servicer shall maintain such books and records for such period as is required by Lender’s generally applicable internal record retention policies, but not less than five years or three years after the repayment of the related Loan, whichever is longer. Lender’s accountant or a recognized independent accountant retained by Lender, to whom Servicer shall have no reasonable objection, shall have the right, upon reasonable prior written notice, to have access to such books and records for the purpose of determining the appropriateness of the calculation of the payments due under this Servicing Agreement. Such examination shall be conducted during regular business hours and no more than once in each calendar year, unless Lender reasonably determines that a change in applicable law, or change in Servicer’s business practices or in its financial status requires a more frequent review.

Section 2.03 [*****].

Section 2.04 Continuous Review and Improvement. To maintain open lines of communication and to promote continuous improvement of the business relationship between Servicer and Lender, Lender may convene formal business review meetings periodically at the location and time mutually designated by the Parties to review the status of the Parties’ business relationship. Servicer will use commercially reasonable efforts to improve continuously the economic and technical effectiveness of its services.

Section 2.05 Borrower Complaints and Borrower Satisfaction Surveys. “Complaints” shall mean any submission by a customer to Servicer or Lender concerning a Loan or experience that expresses substantive dissatisfaction related to a Loan, Lender or Servicer, or communicates suspicion of wrongful conduct by Lender or Servicer. Servicer shall maintain written complaint tracking procedures (the “Complaint Tracking Procedures”) to (i) monitor and analyze complaints received by Servicer or its Subcontractors and relating to the Loans; (ii) perform root cause analysis on Complaints received related to Servicer’s and its Subcontractors provision of services hereunder (“Servicer Complaints”); and (iii) identify appropriate corrective action for Servicer Complaints arising from, relating to, or caused by persistent and systemic issues. The Complaint Tracking Procedures shall also require Servicer to return calls to Borrowers making a Servicer Complaint within a reasonable time of Servicer’s receipt of such Servicer Complaint. Servicer’s failure to return calls within the prescribed time frame, if not for good reason, shall constitute a breach of the representations, warranties and covenants in Article V of this Servicing Agreement. Servicer shall provide to Lender’s Relationship Manager (i) the Complaint Tracking Procedures on an annual basis, and (ii) the results of the Complaint Tracking Procedures with respect to the Loans, including summaries of all complaints and the resolution/action(s) taken in regards to each

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complaint, on a monthly basis. At Lender’s sole expense and with Servicer’s consultation and reasonable cooperation, Lender shall have the option to conduct annual satisfaction surveys of current and former Borrowers. In the event that Lender reasonably determines, based on such satisfaction survey, that any feature, benefit, process, or other aspect of a Loan or any other service provided by Servicer to Lender should be modified or replaced, Lender shall so notify Servicer, and the Parties’ Relationship Managers shall negotiate in good faith a plan that satisfactorily addresses Lender’s concerns within a reasonable time period, and Servicer shall implement such plan as agreed by the Relationship Managers. If Lender receives any complaints from a Regulatory Agency related to the services provided by Servicer, Lender shall have the option to forward such complaint to Servicer for feedback and resolution. To ensure that these complaints are handled timely so that Lender can respond to the Regulatory Agency in the time required, Servicer shall provide responses to Lender within three (3) business days of the initial compliant being passed to Servicer by Lender.

Section 2.06 Subcontractors. Servicer agrees that if it employs Subcontractors pursuant to the terms of this Servicing Agreement, Servicer will advise Lender accordingly and will ensure the compliance of all Subcontractors with the terms of this Servicing Agreement (including but not limited to ensuring compliance by such Subcontractors with the confidentiality, audit, and insurance (at customary levels for a business of the nature of the Subcontractor) requirements set forth in this Servicing Agreement). If Servicer is utilizing Subcontractors to provide services pursuant to this Servicing Agreement, then Servicer acknowledges that it has overall accountability for all services that its Subcontractors provide to Servicer in the fulfillment of this contract. Servicer represents and warrants that, prior to the execution of this Servicing Agreement, it has provided Lender with a copy and/or summary of its policies, procedures and/or processes for engaging and monitoring its Subcontractors and assessing its Subcontractors’ financial condition to fulfill any of Servicer’s contractual obligations to provide services pursuant to this Servicing Agreement (its “Assessment Program”). Servicer further represents and warrants that it will provide Lender with a copy of its Assessment Program any time a material change is made or upon request. Servicer’s failure to comply with this subsection (ii) shall be deemed a breach of this Servicing Agreement and grounds for termination for cause by Lender pursuant to Section 4.01(b) hereof (in accordance with the terms thereof).

Section 2.07. Acknowledgement. Servicer acknowledges and agrees that Lender is a banking entity and, therefore, is subject to the jurisdiction of federal, state, and local governmental entities and agencies with the power to regulate and oversee banking and related activities. Servicer acknowledges and agrees that in entering this Servicing Agreement and Origination Agreement with Lender, Servicer and Servicer’s Subcontractors who provide products or services pursuant to the terms and conditions of this Servicing Agreement may be subjecting themselves to the jurisdiction of such regulators. In addition to the requirements of the Master Confidentiality and Non-Disclosure Agreement attached hereto as Schedule D and incorporated by reference herein governing confidentiality and safekeeping of confidential information, Servicer agrees to comply with the regulatory provisions applicable to it during the Term of this Servicing Agreement.

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Section 2.08. Regulatory Examination and Audit. Servicer acknowledges that Lender is subject to examination and audit by federal and state regulatory and banking agencies (collectively, the “Regulatory Agencies”). Servicer further acknowledges that such Regulatory Agencies may require access to, or may require Lender or Lender’s designee to access, Servicer’s or Servicer’s Subcontractors’ facilities, systems, databases, financial statements, books and records, policies, procedures, internal controls, training materials, audits, operational and security reviews, customer complaint tracking and related escalation and resolution logs and procedures, SSAE 16 reports, business continuity plan(s), disaster recovery plan(s), and/or confidential information (the “Audited Items”). Servicer will permit the Regulatory Agencies, Lender, or Lender’s designee to visit Servicer’s facilities and to access, test, review, and/or evaluate (collectively, “Audit”) the Audited Items at any time during regular business hours and upon reasonable prior written notice, if Lender is permitted to give such notice under applicable Laws. Servicer shall use commercially reasonable efforts to procure for Lender the right to audit Servicer’s Subcontractor(s) under the terms of this Section. Notwithstanding any other provision of this Servicing Agreement to the contrary, Servicer acknowledges and agrees that (i) Lender must comply with any such request from the Regulatory Agencies, and (ii) Lender is not responsible for any expenses associated with an Audit of Servicer or Servicer’s Subcontractors performed by a Regulatory Agency or its respective third-party representative. Servicer agrees to cooperate reasonably with respect to all such requests for access to the Audited Items and will provide Lender with such assistance in performing the Audit as Lender may reasonably request; provided, however, that such Audit shall be conducted in a manner that does not unreasonably interfere with Servicer’s operations or cause a disruption to Servicer’s personnel. Should Servicer receive a request from the Regulatory Agencies or other governmental agencies to examine Servicer’s records pertaining to Lender or Lender’s customers, Servicer further agrees to notify Lender as soon as practicable of any such request, if Servicer is not prohibited by Law from doing so. Servicer’s and/or its Subcontractors’ failure to cooperate reasonably with all such Audits and/or requests for access to the Audited Items shall be deemed a breach of the representations, warranties and covenants in Article V of this Servicing Agreement and shall be grounds for termination of Servicer’s servicing role under this Servicing Agreement. Lender and Servicer agree to amend this Servicing Agreement from time to time to the extent necessary to comply with applicable Laws and/or privacy and information security requirements and directives of regulators having jurisdiction over Lender. If, during or after the Audit, Lender reasonably determines that Servicer is not in compliance with this Servicing Agreement, including the methods of internal controls established and implemented by Servicer or its Subcontractors, if any, with respect to understanding and compliance with all Laws, Lender will notify Servicer of such compliance concern, and the Parties’ Relationship Managers shall negotiate in good faith a plan that satisfactorily addresses Lender’s concerns within a reasonable time period, and Servicer shall implement such plan as agreed by the Relationship Managers. Servicer’s failure to implement the agreed plan shall be deemed a breach of the representations, warranties and covenants of Article V of this Servicing Agreement and shall be grounds for termination of Servicer’s servicing role under this Servicing Agreement.

Section 2.09. Continuity of Performance. As a banking entity, Lender is obligated to assure the safety, soundness, and continuity of certain essential daily functions. Servicer acknowledges that its or its Subcontractors’ performance of the obligations set forth on Schedule

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2.09 attached hereto are critical to the systems, applications, software, hardware, products, and services which are, in Lender’s reasonable determination, necessary for Lender to carry out its daily operations (“Essential Daily Functions”) of Lender (including its Affiliates). Lender will update Schedule 2.09 as necessary which update will be binding upon Servicer upon 30 days’ prior written notice. Accordingly, any provisions to the contrary contained in this Servicing Agreement or any other agreement between the Parties notwithstanding, Servicer shall not interrupt or cease providing such services to the extent the same are necessary to Lender’s Essential Daily Functions, as determined by Lender in its reasonable discretion and as Lender notifies Servicer, whether or not based on any asserted breach of this Servicing Agreement by Lender. Further, any provisions to the contrary contained in this Servicing Agreement or any other agreement between the Parties notwithstanding, Servicer shall have no right to, and shall not seek or obtain an injunction, specific performance, or other equitable relief that in any way would limit Lender’s right to use the services which are necessary for such Essential Daily Functions or which are required to be maintained by Lender to comply with applicable Laws. Servicer acknowledges and agrees that Lender’s remedies for breach of this Servicing Agreement relating to the provision of Essential Daily Functions shall be limited to (a) equitable relief that does not have the effect of interrupting such functions, or (b) monetary damages. Servicer acknowledges that it has waived its right to seek equitable relief that will interrupt such Essential Daily Functions and agrees not to seek any such equitable relief. If the services provided by Servicer are necessary for the Essential Daily Functions of Lender, Servicer assumes an independent obligation to continue performance of its obligations hereunder related to such Essential Daily Functions regardless of any dispute (including a non-monetary material breach by Lender) which may arise between Lender and Servicer. Such independent obligation of Servicer shall continue until final resolution of the dispute, provided that during such period Lender timely fulfills all its obligations under this Servicing Agreement or Origination Agreement with respect to which there is no good faith dispute, including any undisputed financial obligations of Lender. Servicer undertakes this independent obligation without prejudice to any rights or remedies it may otherwise have in connection with any dispute between Servicer and Lender. Lender agrees that it shall take all commercially reasonable efforts to transition the services provided by Servicer hereunder to a new provider promptly, at Servicer’s request, if Servicer’s provision of services is continuing solely pursuant to this Section.

Section 2.10. Business Continuity. Servicer acknowledges and agrees that Lender is required by regulatory authorities having jurisdiction over Lender to assure that its vendors have in place adequate business continuity plans to assure the safety, soundness, and continuity of its Essential Daily Functions, as determined by Lender in its discretion. If Servicer is providing services critical to any such Essential Daily Functions, then Servicer represents and warrants that prior to the execution of this Origination Agreement it provided Lender with a copy and/or summary of its business continuity plan addressing the continuance of Servicer’s business in the event of a disaster or other material interruption of Servicer’s business. Servicer further represents and warrants that Servicer will have in place and will provide to Lender upon Lender’s reasonable request, or any time a material change is made to, but in no event not less than annually, a copy of Servicer’s business continuity plan that conforms to Industry Practices to the effect that Servicer’s performance of this Servicing Agreement and the Origination Agreement shall continue with no

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more than minimal interruption in the event of a disaster, casualty, and/or any other contingency contemplated by such business continuity plan. Servicer’s business continuity plan shall identify Servicer’s key Subcontractors, if any, and shall account for temporary and permanent failures by those Subcontractors. Servicer agrees to the following: (i) Lender may audit Servicer’s business continuity plans; (ii) upon Lender’s reasonable request, Servicer shall make available to Lender for the purpose of responding to questions concerning Servicer’s business continuity plan, one or more Servicer representatives who are knowledgeable about Servicer’s business continuity plan, the manner in which it is tested, and the manner in which it would be implemented in the event of a disaster or other material interruption of Servicer’s businesses; and (iii) Servicer shall provide to Lender upon Lender’s reasonable request, the results of its most recent business continuity plan test within thirty (30) days following Lender’s request. Servicer shall use its best efforts to resume performance under this Servicing Agreement as soon as possible after any disaster or other material interruption of Servicer’s business; provided, that no such disaster, casualty, or other contingency shall operate to limit, diminish, abrogate, or delay the exercise of any rights or remedies of Lender in the event of any failure of Servicer to perform this Servicing Agreement in accordance with the terms, provisions, and conditions hereof. Servicer’s failure to maintain in place and periodically test a business continuity plan that meets the requirements set forth in this Section 2.10 shall constitute a breach of the representations, warranties and covenants of Article V of this Servicing Agreement.

Section 2.11 Disaster Recovery. Servicer acknowledges and agrees that Lender is required by Regulatory Agencies having jurisdiction over Lender to assure that its vendors have in place adequate disaster recovery plans to assure the safety, soundness, and continuity of certain Essential Daily Functions, as determined by Lender in its discretion. If Servicer is providing services critical to any such Essential Daily Functions, then Servicer represents and warrants that Servicer will have in place and will provide to Lender upon Lender’s reasonable request, or any time a material change is made to, but in no event not less than annually, a copy of Servicer’s disaster recovery plan that conforms to Industry Practices. Servicer’s disaster recovery plan shall: (i) address functions and operations of the services used by Lender; (ii) specify recovery time frames for functions and operations used by Lender; (iii) provide that the disaster recovery plan shall be tested and updated in accordance with Industry Practices; and (iv) provide that the disaster recovery plan be regularly updated to the extent necessary to correct deficiencies therewith or to remain consistent with Industry Practices, at Servicer’s cost. Servicer will (a) provide to Lender all applicable results of tests performed on the operability of the disaster recovery services within thirty (30) days following the completion of such tests, (b) allow Lender to passively participate (at its own expense) in such testing to a reasonable extent and in a manner that does not unreasonably interfere with Servicer’s operations, the operations of other Servicer customers, or Servicer’s ability to conduct such tests, and (c) promptly provide Lender with a notice of a disaster and the expected extent to which such disaster will impact the delivery of the services. Servicer shall use its best efforts to resume performance under this Servicing Agreement as soon as possible after any disaster or other material interruption of Servicer’s business; provided, that no such disaster, casualty, or other contingency shall operate to limit, diminish, abrogate, or delay the exercise of any rights or remedies of Lender in the event of any failure of Servicer to perform this Servicing Agreement in accordance with the terms, provisions, and conditions hereof. Servicer

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will review any comments and suggestions presented by Lender with respect to Servicer’s disaster recovery plan and take commercially reasonable steps to implement such comments and suggestions. Upon Lender’s request, Servicer will also (A) review Lender’s disaster recovery plan, (B) prepare recovery procedures for each service that will be recovered (if such procedures are not already part of Lender’s disaster recovery plan) and (C) participate in Lender’s recovery tests.

Section 2.12 Specially Designated National; Foreign-Based Service Providers. Servicer represents and warrants that, in performing its obligations under this Servicing Agreement, (i) it will not employ or subcontract with any person who is a “Specially Designated National” as defined from time to time in regulations issued by the Office of Foreign Asset Control of the United States Department of the Treasury; and (ii) Servicer is not a Specially Designated National. Servicer shall not utilize any foreign-based third party service providers or Affiliates as Subcontractors during the term of this Servicing Agreement to provide services to Lender without obtaining the prior written consent of Lender’s Chief Information Security Officer (“CISO”) or the CISO’s designee after full disclosure of the location and background of such foreign-based third party service providers or Affiliates. Servicer’s request to Lender’s CISO or the CISO’s designee for approval of a foreign-based third party service provider or an Affiliate to act as a Subcontractor under the terms of this Servicing Agreement shall include no less than the Subcontractor’s name, physical address, telephone number, contact person’s name and email address, and the services to be provided.

Section 2.13 Identity Theft. Pursuant to Section 114 of the Fair and Accurate Credit Transactions Act of 2003 (“FACT Act”), Lender is required to take steps to ensure that the activities of its service providers and/or its service providers’ Subcontractors are conducted in accordance with reasonable policies and procedures designed to detect, prevent, and mitigate the risk of identity theft. To the extent applicable, Servicer represents and warrants that it and/or Servicer’s Subcontractor(s) has/have developed and implemented written policies and procedures as required by Section 114 of the FACT Act to detect, prevent, and mitigate the risk of identity theft in connection with its provision of services and that these policies and procedures are reviewed periodically and updated as necessary. Servicer further represents and warrants that a component of its and/or Servicer’s Subcontractors’ program is to identify red flags indicative of possible identity theft. If Servicer and/or its Subcontractors identify a red flag indicative of identity theft with respect to a Loan funded by Lender that cannot be cleared pursuant to the written policies and procedures of Servicer, Servicer and/or its Subcontractors promptly will report the red flag to Lender’s Relationship Manager and take all other appropriate steps to prevent or mitigate identity theft.

Section 2.14 Suspicious Activity. Servicer will identify, monitor and report any suspicious activity related to the Loans and/or Loan payments, will report to Lender any suspicious activity that it identifies and will provide Lender with such information and documentation as Lender may request related to such suspicious activity.

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ARTICLE III

PERFORMANCE FEE AND SERVICING FEE

Section 3.01 Performance Fee and Servicing Fee.

(a) No later than the seventh day of each month during the term of this Servicing Agreement, Servicer shall calculate a “Monthly Accounting” with respect to the prior month as follows and forward the same to Lender:

(i) [*****].

(g) On each Payment Date, Lender will pay Servicer a “Servicing Fee” equal to [*****].

Section 3.02 Certain Definitions Related to Performance Fee and Servicing Fee.

[*****].

Section 3.03 Payment of Performance Fee and Servicing Fee. [*****].

Section 3.04 [*****].

Section 3.05 Pre-Authorization Funding for Loans.

(a) [*****].

ARTICLE IV

SERVICER DEFAULTS

Section 4.01. Servicer Defaults. If any one of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by Servicer to make any payment, transfer or deposit or to give instructions, or to give notice to Lender, Lockbox Bank or the bank holding the GreenSky® Program ACH Account to make such payment, transfer or deposit, on or before the date occurring three (3) Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Servicing Agreement;

(b) failure on the part of Servicer to duly observe or perform in any material respect any other covenants or agreements of Servicer set forth in this Servicing Agreement or in the Origination Agreement and which continues unremedied for a period of ten (10) days after the

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date on which notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Lender;

(c) any representation, warranty, covenant or certification made by Servicer in this Servicing Agreement, the Origination Agreement, or in any certificate delivered pursuant to this Servicing Agreement or the Origination Agreement shall prove to have been materially incorrect when made, which has a materially adverse effect on the Loans taken as a whole or on a Loan individually and which materially adverse effect continues for a period of thirty (30) days after the date on which notice thereof, requiring the same to be remedied, shall have been given to Lender by Servicer, unless such incorrect representation, warranty, covenant or certification cannot be remedied; or

(d) Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all its Assets, or an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been commenced against Servicer and such action shall have remained undischarged or unstayed for a period of sixty (60) days or an order or decree providing for such relief shall have been entered; or Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as Servicer Default shall not have been timely remedied, unless such Servicer Default cannot be remedied, Lender, by notice then given to Servicer (a “Termination Notice”), may terminate all but not less than all of the rights and obligations of Servicer as Servicer under this Servicing Agreement, which, for the avoidance of doubt, shall not terminate Servicer’s right to receive the Performance Fee; provided, however, that at Lender’s sole option, this Servicing Agreement shall remain in full force and effect with respect to all, or a portion of, such Loans originated prior to the date of the Termination Notice that Servicer is servicing at the time of the Termination Notice, in which event this Servicing Agreement shall remain in full force and effect with respect to such Loans only.

After receipt by Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by Lender pursuant to Section 4.02, all authority and power of Servicer under this Servicing Agreement, except for the right to receive payments hereunder reduced by the servicing fee paid by Lender to the Successor Servicer (or, if Lender is the Successor Servicer, by the reasonable amount that Lender would have to pay to an independent Successor Servicer in an arms’ length transaction), shall pass to and be vested in the Successor Servicer (a “Service Transfer”); and, without limitation, Lender is hereby authorized and empowered (upon the failure of Servicer to cooperate) to execute and deliver, on behalf of Servicer, as attorney-in-fact or

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otherwise, all documents and other instruments upon the failure of Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. Servicer agrees to cooperate with Lender and such Successor Servicer in effecting the termination of the responsibilities and rights of Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of Servicer to service the Loans provided for under this Servicing Agreement, including all authority over all Collections which shall on the date of transfer be held by Servicer for deposit, or which shall thereafter be received by Servicer with respect to the Loans, and in assisting the Successor Servicer. Servicer shall also complete such transfer of its rights under the Program Agreements as may be necessary for the Successor Servicer to adequately perform its duties and obligations under this Servicing Agreement; but otherwise, Servicer shall remain obligated under and shall continue to perform its duties and obligations under the Program Agreements. Servicer shall within ten (10) Business Days transfer its electronic records relating to the Loans to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing and enforcement of the Loans in the manner and at such times as the Successor Servicer shall reasonably request. The predecessor Servicer shall be responsible for all expenses incurred in transferring the servicing duties to the Successor Servicer. To the extent that compliance with this Section shall require Servicer to disclose to the Successor Servicer information of any kind which Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary confidentiality agreements as Servicer shall deem reasonably necessary to protect its interests.

Notwithstanding the foregoing, a delay in or failure of performance shall not constitute a Servicer Default (i) under paragraph (a) above for a period of ten (10) Business Days after the applicable grace period or (ii) under paragraph (b) or (c) above for a period of fifteen (15) Business Days after the applicable grace period, if such delay or failure could not be prevented by the exercise of reasonable diligence by Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Servicing Agreement and Servicer shall provide Lender with an Officer’s Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

Section 4.02. Appointment of Successor.

(a) On and after the receipt by Servicer of a Termination Notice pursuant to Section 4.01, Servicer shall continue to perform all servicing functions under this Servicing Agreement until the date specified in the Termination Notice or otherwise specified by Lender or until a date mutually agreed upon by Servicer and Lender. Lender shall as promptly as possible after the giving of a Termination Notice appoint on commercially reasonable terms a third party servicing entity selected by Lender in its sole discretion, or itself on commercially reasonable terms, as the successor servicer of this Servicing Agreement (the “Successor Servicer”), and such Successor

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Servicer, if a third party, shall accept its appointment by a written assumption in a form acceptable to Lender. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when Servicer ceases to act as Servicer, Lender, without further action, shall automatically be appointed on commercially reasonably terms the Successor Servicer. Notwithstanding the foregoing, Lender shall, if it is legally unable or unwilling so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as the Successor Servicer hereunder.

(b) Upon its appointment, the Successor Servicer shall be the successor in all respects to Servicer with respect to servicing functions and collection of any payment of fees or expenses under this Servicing Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on Servicer by the terms and provisions hereof, and all references in this Servicing Agreement to Servicer shall be deemed to refer to the Successor Servicer. From and after the termination of the servicing by Servicer, the Performance Fee due to Servicer under Article III shall be reduced by the commercially reasonable servicing fee in accordance with this Section of this Servicing Agreement paid by Lender to the Successor Servicer, but the remainder of the Performance Fee shall be paid to Servicer as contemplated by Article III. In the event that Lender serves as a Successor Servicer, the Performance Fee due to Servicer under Article III shall be reduced by the commercially reasonable amount that Lender would have to pay to an independent Successor Servicer in an arms’ length transaction.

(c) Upon termination of Servicer’s servicing role under this Servicing Agreement, Servicer will use commercially reasonable efforts to assist Lender to obtain (on a non-exclusive basis) any services then being performed by Servicer or its vendors or subcontractors to fulfill its obligations under this Servicing Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01 Representations and Warranties of Servicer. Servicer represents and warrants to Lender as follows:

(a) Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia. Servicer shall be entitled, however, to convert into a Georgia or Delaware corporation.

(b) Servicer has all necessary company power and authority to enter into this Servicing Agreement and to perform all of the obligations to be performed by it under this Servicing Agreement. This Servicing Agreement and the consummation by Servicer of the transactions contemplated hereby have been duly authorized by all company action of Servicer, and this Servicing Agreement has been duly executed and delivered by Servicer and constitutes the valid and binding obligation of Servicer, enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership,

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conservatorship, and other laws relating to or affecting creditors’ rights generally and by general equity principles).

(c) All of the representations and warranties made by Servicer under Sections 4.01 and 4.02 of the Origination Agreement are hereby incorporated by reference and restated as representations and warranties made as of the date hereof and as of each Settlement Date (as that term is defined in the Origination Agreement) under this Servicing Agreement.

(d) Lender’s Code of Business Conduct and Ethics (the “Code”) includes restrictions on Lender’s employees’ dealings with third party vendors (for example, giving and receiving gifts, outside business ventures and investments, and borrowing from vendors). Servicer and its personnel shall not induce or cause any employee of Lender to violate the Code. Servicer agrees to support Lender’s employees’ compliance with all applicable provisions of the Code. Servicer may view the Code at www.regions.com, and then by clicking the following links: Investor Relations, Corporate Governance, Code of Conduct, Code of Business Conduct, and Ethics.

(e) Servicer agrees to maintain the confidentiality of any information that it obtains from Lender with respect to Lender’s practices and procedures and to use such information solely in connection with the transactions contemplated by this Servicing Agreement, subject to Servicer’s ability to disclose such information (A) to any Governmental Authority with jurisdiction over Servicer, (B) to the extent required by Law, and (C) to enforce its rights hereunder and under the Servicing Agreement as more fully described in the Master Confidentiality and Non-Disclosure Agreement executed by the Parties and attached hereto as Schedule D and incorporated by reference herein.

(f) Servicer will not use Lender’s name, marks, or refer to Lender directly or indirectly in any media release, public announcement, or public disclosure relating to this Servicing Agreement or its subject matter to the extent the materials in such media release, announcement, or disclosure have not previously been made publicly available without obtaining written consent from Lender for each such use or release. This restriction includes, but is not limited to, any public promotional or marketing materials, websites, public electronic media, customer lists or public business presentations. This restriction expressly excludes any announcement intended solely for internal distribution by Servicer or any disclosure required by legal, accounting, or regulatory requirements beyond the reasonable control of Servicer.

(g) Servicer hereby acknowledges the validity of all trademarks, internet domain names, web addresses, telephone numbers, trade dress, service marks and/or trade names (including, without limitation, logos and slogans) which identify or distinguish Lender or the goods, services or products of Lender, its Affiliates, and their respective products and services (“Marks”), and further acknowledges and agrees that Lender (or an applicable Affiliate) is and remains the exclusive owner of such Marks and names, and any and all rights thereto. Neither Party shall have any right, title or interest in or to the Marks of the other Party or any of its Affiliates under this Agreement, and nothing herein shall be construed as the grant of a license to use any such Marks. The Parties acknowledge and agree that such rights may be conveyed only pursuant

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to the terms of a separate license agreement between the Party claiming such rights and the owner of the Mark.

(h) GreenSky agrees to provide notice to Lender of the outsourcing of collections by GreenSky to a third party collector.

Section 5.02 Representations and Warranties of Lender. Lender represents and warrants to Servicer as follows:

(a) Lender is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Alabama.

(b) Lender has all necessary corporate power and authority to enter into this Servicing Agreement and to perform all of the obligations to be performed by it under this Servicing Agreement. This Servicing Agreement and the consummation by Lender of the transactions contemplated hereby have been duly authorized by all corporate action of Lender, and this Servicing Agreement has been duly executed and delivered by Lender and constitutes the valid and binding obligation of Lender, enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship and other laws relating to or affecting creditors’ rights generally and by general equity principles).

(c) All of the representations and warranties made by Lender under Sections 4.03 of the Origination Agreement are hereby incorporated by reference and restated as representations and warranties made as of the date hereof and as of each Settlement Date (as that term is defined in the Origination Agreement) under this Servicing Agreement.

ARTICLE VI

TERM AND TERMINATION

Section 6.01 Term. This Servicing Agreement shall begin on the Effective Date and end on the date that all Loans originated by Lender under the Origination Agreement have been repaid, unless sooner terminated as provided herein.

Section 6.02. [*****].

Section 6.03 Force Majeure.

(a) Notwithstanding any other provision of this Servicing Agreement, if either Party is prevented, hindered or delayed in the performance or observance of any of its obligations under this Servicing Agreement by reason of any circumstance beyond its reasonable control, including but not limited to fire, flood, earthquake, extraordinary weather conditions not reasonably foreseeable by the Party, riots, civil disorders, rebellions, or revolutions in any country (“Force Majeure”), that Party will be excused from any further performance or observance of the

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obligations so affected for as long as such Force Majeure circumstances prevail, provided that Party continues to use all commercially reasonable efforts to recommence performance whenever and to whatever extent possible without delay (including compliance with applicable business continuity plans and disaster recovery plans). The Parties acknowledge and agree that Force Majeure specifically excludes strikes, work stoppages, labor shortages, etc. by Servicer’s employees. The Party affected by a Force Majeure event will advise the other Party in reasonable detail of the event (including the estimated duration of the event) as promptly as practicable (and in any event within four business hours after occurrence of the event) and keep the other Party reasonably apprised of progress in resolving the event. Notwithstanding the foregoing, no Force Majeure event shall excuse Servicer from implementing any business continuity plans or disaster recovery plans required by this Servicing Agreement.

(b) If Servicer is providing services that are necessary to Lender’s Essential Daily Functions, as determined by Lender in its sole discretion, and provision of such services is interrupted due to a Force Majeure condition, the following provisions shall apply. If Servicer cannot promptly provide a suitable temporary substitute for any such service interrupted or delayed by a Force Majeure condition reasonably anticipated to last more than five (5) business days in the case of a delay and more than forty-eight (48) hours in the case of an interruption, Lender may, at Lender’s option, obtain substitute services from another vendor on a temporary basis (the “Substitute Service”), provided that (i) Lender shall notify Servicer in writing as soon as practicably possible of any Substitute Service, and (ii) Lender shall purchase or subscribe to such Substitute Service for the minimum commercially available quantities or period that would cover the reasonably expected duration of the Force Majeure condition based upon Servicer’s good faith estimate thereof. Servicer’s obligation to provide the affected service shall be suspended for such period or during the period that Lender is subject to a Substitute Contractual Obligation (as defined hereafter), and such obligation shall resume upon the later of the termination or expiration of Lender’s Substitute Contractual Obligation with third parties for a Substitute or the cessation of the Force Majeure condition. As used herein, “Substitute Contractual Obligation” shall mean an obligation under any contract to obtain or purchase a Substitute Service in the minimum commercially reasonable quantities or for the minimum commercially reasonable period to address the Force Majeure event. For avoidance of doubt, it is specifically understood and agreed that Lender may honor such Substitute Contractual Obligation and will not be required to take any action to avoid or terminate the Substitute Contractual Obligation that would result in Lender’s incurring any penalty, termination charge, or any similar cost or expense of any nature, however characterized. Subject to any such Substitute Contractual Obligation, Lender shall resume use of the affected services promptly upon the cessation of the Force Majeure condition. In the event of a Force Majeure condition that requires Lender to obtain Substitute Services: (i) Servicer shall not charge Lender for any services that are not provided as a result of a delay or interruption excused as a Force Majeure condition during the period of such delay or interruption; and (ii) Servicer shall not charge Lender any reactivation, reinstallation, or reconnection charge to resume use of the restored services.

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ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment. This Servicing Agreement may not be modified or amended except by a writing executed by the Parties hereto.

Section 7.02 Governing Law. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.03 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when actually delivered by a nationally recognized overnight courier or, if rejected by the addressee, when so rejected, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the address shown as follows:

If to Servicer:	GreenSky Trade Credit, LLC
1797 N.E. Expressway
Atlanta, GA 30329
Attention: President

If to Lender:	Regions Bank
1900 Fifth Avenue North
Birmingham, AL 35203
Attention: Logan Pichel

Section 7.04 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement.

Section 7.05 Assignment. This Servicing Agreement is binding upon the Parties and their successors and assigns. Neither Party may assign this Servicing Agreement or any of its rights or obligations hereunder to any Person that is not an Affiliate without the prior written consent of the other Party, which may be withheld. Any purported assignment to a Person, without such prior written consent shall be void. Notwithstanding the foregoing, Lender may sell, assign, convey or grant a security interest in all or part of the Loans originated by it to any person without limitation or restriction provided that any Person that acquires any interest therein agrees to be bound by the terms of this Servicing Agreement and the Origination Agreement, and Servicer may

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assign its interest hereunder as part of the sale of all or substantially all of its assets or business. In addition, Servicer shall be entitled to convert into either a Georgia or Delaware corporation.

Section 7.06 Further Assurances. Servicer and Lender agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other Party more fully to effect the purposes of this Servicing Agreement.

Section 7.07 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Servicer or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.08 Counterparts. This Servicing Agreement may be executed in two or more counterparts (and by different Parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.09 Binding; Third-Party Beneficiaries. This Servicing Agreement will inure to the benefit of and are binding upon the Parties hereto and their respective successors and permitted assigns.

Section 7.10 Merger and Integration. Except as specifically stated otherwise herein, this Servicing Agreement and the Schedules attached hereto, (the language of which Schedules is hereby incorporated by reference herein and made a part hereof) sets forth the entire understanding of the Parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Servicing Agreement. This Servicing Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 7.11 Headings. The headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.12 Survival. All representations, warranties and agreements contained in this Servicing Agreement shall remain operative and in full force and effect and shall survive until the termination of this Servicing Agreement. In addition, the termination or expiration of this Servicing Agreement shall not affect the rights of either Party to recover for breaches occurring prior thereto or with respect to provisions of this Servicing Agreement that by their terms continue after termination.

Section 7.13. Indemnification. Notwithstanding any other provision of this Servicing Agreement, for separate additional consideration, the receipt and sufficiency of which are hereby acknowledged, to the fullest extent permitted by law, each Party (the “Indemnifying Party”), hereby agrees to indemnify and hold harmless the other Party, its affiliates, officers, directors,

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managers, employees and agents (collectively referred to herein as the “Indemnified Parties”) and defend at the Indemnifying Party’s cost, which will be promptly paid upon demand, from and against any and all losses, liabilities, claims, demands, damages, and all costs and expenses relating to such losses, liabilities, claims, demands and damages (including, without limitation, out-of-pocket costs of investigation; costs of litigation; court costs; penalties; fines; taxes; charges; fees; settlements; licensing fees; judgments; discovery costs; consultants’, experts’, and witnesses’ fees and expenses; interest; and reasonable attorney fees and expenses, specifically including any fines or penalties imposed on Lender by a federal or state bank regulatory agency, the United States Department of Justice, State Regulators, State Attorney Generals, the Federal Trade Commission or the Consumer Financial Protection Bureau) of every, kind, nature and description sustained or incurred by the Indemnified Parties, or any of them, that arise out of or relate to any Default, misrepresentation, breach, nonperformance or the inaccuracy of any representation, warranty, covenant or other obligation by the Indemnifying Party made, owed or contained in this Servicing Agreement or in any schedule, certificate or other document executed by the Indemnified Parties in connection with this Servicing Agreement or the transactions contemplated herein, and the Indemnifying Party’s acts in performing its obligations herein or any act or omission of any Subcontractor. The Indemnified Party shall have the right to choose counsel which shall not be rejected by the Indemnifying Party unless the choice of counsel is unreasonable. Without the Indemnified Party’s consent, the Indemnifying Party will not settle any claim or demand unless such settlement includes a release of the Indemnified Party and does not contain any admission of wrongdoing.

Section 7.14. Limitations on Liability for Damages. Notwithstanding any provision to the contrary in this Servicing Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Servicing Agreement by Lender, that (a) there shall be absolutely no personal liability on the part of any shareholder, director, officer, or employee of Lender or Servicer with respect to any of the terms, covenants, and conditions of this Servicing Agreement, (b) Servicer and Lender waive all claims, demands, and causes of action against Lender’s and its Affiliates’ or Servicer’s and its Affiliates’, as the case may be, shareholders, officers, directors, employees, and agents in the event of any breach by Lender of any of the terms, covenants, and conditions of this Servicing Agreement to be performed by Lender, and (c) each Party shall look solely to the assets of the other Party or its Affiliates for the satisfaction of each and every remedy in the event of any breach by the other Party or its Affiliates of any of the terms, covenants, and conditions of this Servicing Agreement to be performed hereunder. Other than amounts actually recovered by third parties in connection with Section 7.13 above, in no event shall either Servicer or Lender, or any of their respective officers, directors, employees, agents or affiliates, be liable for any indirect, incidental, special, punitive, exemplary or consequential damages of any type whatsoever, including without limitation lost profits (even if advised of the possibility thereof) arising in any way from the transactions contemplated hereunder.

Section 7.15 Informal Dispute Resolution. For any disputes relating to a breach of any representation, warranty or covenant under Article V of this Servicing Agreement, Servicer and Lender will notify each other in writing within a commercially reasonable timeframe and as

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promptly as possible regarding any conflicts arising out of this Servicing Agreement, or in the interpretation of the provisions of this Servicing Agreement, or any dispute as to whether or not a breach of this Servicing Agreement is alleged to have occurred, requesting informal dispute resolution. Servicer and Lender will attempt to resolve all such conflicts as promptly as possible and in good faith before initiating any causes of action arising out of this Servicing Agreement.

Section 7.16 Good Faith Efforts. Each of the Parties agrees to negotiate, in good faith, any claim or dispute that has not been satisfactorily resolved following the notice and informal dispute resolution process described above. To this end, each Party agrees to escalate any and all unresolved disputes or claims in accordance with this Section before taking further action.

Section 7.17 Escalation Procedures.

(a) If the negotiations conducted pursuant to Section 7.15 do not lead to resolution of the underlying dispute or claim to the satisfaction of a Party involved in such negotiations, then either Party may notify the other in writing that it desires to escalate the dispute or claim to the Parties’ Relationship Managers for resolution.

(i)	Level 1: The respective Relationship Managers for each Party will meet and attempt in good faith to resolve the dispute within 30 days of receipt of the notification.

(ii)	Level 2: If the conflict is not resolved within such 30 day period, either Business Group Executive shall escalate the dispute or claim to his/her executive level officer who will notify his/her counterpart at the other Party of the need to resolve the dispute or claim. The Parties will then have 30 days from receipt of the notification to meet and attempt in good faith to resolve the claim or dispute.

(iii)	The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the Parties’ representatives involved. Upon agreement, the representatives may utilize other alternative dispute resolution procedures to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in subsequent proceedings between the Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

(b) If the conflict is not resolved by either Level 1 or Level 2 intervention, then either party may request in writing that the Parties resolve the conflict by either mediation or binding

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arbitration. If the Parties cannot agree to submit to either mediation or binding arbitration, either party may take any legal or equitable action available under Georgia law.

(c) During any conflict resolution, Servicer agrees to provide services to Lender owed under this Servicing Agreement relating to items not in dispute, to the extent practicable pending resolution of the conflict. Lender agrees to pay invoices or portions thereof that are not related to the dispute pursuant to this Servicing Agreement.

(d) Relationship Managers and Business Group Executives. Each Party shall designate a Relationship Manager and a Business Group Executive for purposes of this Servicing Agreement and the Origination Agreement in writing in accordance with the notice provisions hereof. Each Party may remove and change its Relationship Manager and Business Group Executive through similar notice. Servicer’s initial Relationship Manager shall be Stefan Woulfin, Senior Vice President, and its initial Business Group Executive shall be Tim Kaliban, President. Lender’s initial Relationship Manager shall be __________, and its initial Business Group Executive shall be __________.

Section 7.18 Jury Waiver. WITH RESPECT TO ANY CLAIM OR DISPUTE UNDER THIS SERVICING AGREEMENT, THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY COURT IN ANY ACTION FOR THE ADJUDICATION OF ANY CLAIM OR DISPUTE ARISING UNDER THIS SERVICING AGREEMENT.

Section 7.19 Termination. In no event will the existence or implementation of the dispute resolution process set out in this Sections 7.15, 7.16 or 7.17 or any other dispute resolution process selected or engaged in by the Parties, affect either Party’s right to terminate this Servicing Agreement under Article VI.

Section 7.20 No Disabling Procedures. Servicer represents and warrants that to the best of its knowledge and belief, (a) any electronically delivered services provided under this Servicing Agreement, (b) the use of any data transfers, or any website by which Lender will access the services provided under this Servicing Agreement, (c) any reports or other data furnished to Lender pursuant to this Servicing Agreement, (d) any software provided by Servicer to Lender in order for Lender to access any services provided under this Servicing Agreement, and (e) other deliverables provided by Servicer under this Agreement related to the services hereunder (“Deliverables”) do not and will not contain any program, routine, device, code, or instructions (including any code or instructions provided by third parties) or other undisclosed feature, including, without limitation, a time bomb, virus, software lock, drop-dead device, malicious logic, worm, Trojan horse, spyware, bug, error, defect, or trap door, that is capable of (or has the effect of allowing any untrusted party or malicious user to be capable of) accessing, modifying, deleting, damaging, disabling, deactivating, interfering with, or otherwise harming the Deliverables, any of Lender’s or its Affiliates’ computers, networks, data, or other electronically stored information, or computer programs or systems (collectively, “Disabling Procedures”); provided, however, Lender agrees that Servicer may use license keys or other features that limit or restrict Lender’s or its Affiliates’ use of relevant software provided or made available in connection with the services

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hereunder or the Deliverables following expiration of applicable license terms (if any). Such representation and warranty applies regardless of whether such Disabling Procedures are authorized by Servicer to be included in the Deliverables. If Servicer incorporates into the services under this Servicing Agreement or related Deliverables programs or routines supplied by other servicers, licensors, or contractors, Servicer shall obtain comparable warranties from such other providers, or Servicer shall take appropriate action to ensure that such programs or routines are free of Disabling Procedures. Notwithstanding any other limitations in this Servicing Agreement, Servicer agrees to notify Lender promptly upon discovery of any Disabling Procedures that are or reasonably suspected to be included in the Deliverables, and if Disabling Procedures are discovered or reasonably suspected to be present in the Deliverables, Servicer, at its entire liability, agrees to use commercially reasonable efforts to take action promptly, at its own expense, to identify and eradicate (or equip Lender to identify and eradicate) such Disabling Procedures and carry out any recovery necessary to remedy any impact of such Disabling Procedures.

Section 7.21 Prohibition Against Unfair, Deceptive or Abusive Acts or Practices (UDAAP). Lender is committed to treating prospective and existing customers in a manner that is equitable, transparent, and consistent with consumer protection laws and regulations, including laws and regulations that prohibit unfair, deceptive or abusive acts or practices, including, but not limited to those contained in Sections 1031 and 1036 of Dodd-Frank (“UDAAP”). Servicer represents and warrants that it has sufficient controls in place to comply with UDAAP in the provision of services to Lender under this Servicing Agreement and to prohibit Servicer’s and, if relevant, its Subcontractors’ personnel from engaging in unfair, deceptive or abusive acts or practices as it relates to Borrowers. In accordance therewith, Servicer agrees to provide Lender, upon reasonable request, with:

i.	a certification that Servicer’s personnel have completed UDAAP training;

ii.	a certification that Servicer’s and, if relevant, its Subcontractors’, direct customer-facing personnel’s contact with Borrowers is subject to quality assurance review to ensure compliance with all applicable Laws;

iii.	upon Lender’s request: (1) Servicer’s Complaint Tracking Procedures in compliance with the requirements of Section 2.05 above; and (B) the results of the Complaint Tracking Procedures in compliance with the requirements of Section 2.05 above;

iv.	documentation of tracking and monitoring of exceptions to Servicer’s Complaint Tracking Procedures, policies, and processes, and documentation of corrective actions taken by Servicer if high levels of exceptions are made, as reasonably determined by Lender;

v.	documentation of follow-up actions performed by Servicer to ensure the recommended corrective actions are implemented;
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vi.	subject to Servicer’s customary retention policies, recordings of customer support calls made to or received from Borrowers; and

vii.	all marketing and advertising materials, including promotional materials and marketing scripts including, but not limited to, ensuring representations and statements in such materials are factually supported in compliance with all UDAAP requirements, including but not limited to, ensuring materials have a reasonable factual basis for all representations.

Section 7.22 Insurance. Servicer’s placement of at least $4,000,000 of coverage protection under errors and omissions and directors and officers insurance policies including $1,000,000 in dedicated coverage for information security breaches with a carrier rated “AX” or higher by A.M. Best or that otherwise is reasonably acceptable to Lender, whose approval will not be unreasonably withheld. Servicer will furnish a certificate of insurance showing the required insurance is in force and satisfies this requirement upon Lender’s request.

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IN WITNESS WHEREOF, Servicer and Lender have caused this Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

GREENSKY, LLC

By:	/s/ Timothy D. Kaliban
Name:	Timothy D. Kaliban
Title:	President

REGIONS BANK

By:	/s/ John S. Hiott
Name:	John S. Hiott
Title:	SVP, Corporate Procurement
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